CERTIFICATE OF OWNERSHIP AND MERGER
Merging
LODGENET INTERACTIVE CORPORATION
(a Delaware corporation)
with and into
its parent corporation
LODGENET ENTERTAINMENT CORPORATION
(a Delaware corporation)
Pursuant to Section 253 of the General Corporation Law of Delaware
     LodgeNet Entertainment Corporation (the “Company”) organized and existing under and by virtue of the General Corporation Law of Delaware (the “DGCL”), does hereby certify:
     FIRST: That it was organized pursuant to the DGCL on August 10, 1993.
     SECOND: That it owns all of the issued and outstanding shares of the capital stock of LodgeNet Interactive Corporation (“LodgeNet Interactive”), a corporation organized and existing under and by virtue of the DGCL.
     THIRD: That its Board of Directors, at a duly called meeting held on December 20, 2007, determined to merge LodgeNet Interactive with and into the Company and did adopt the following resolutions:
     RESOLVED, that LodgeNet Interactive merge (the “Merger”) itself into the Company, with the Company being the surviving corporation (the “Surviving Corporation”);
     RESOLVED, that LodgeNet Entertainment Corporation shall be the Surviving Corporation, and the name of such Surviving Corporation shall be changed to “LodgeNet Interactive Corporation”;
     RESOLVED, that the President, Vice President or the Secretary of the Company (each an “Authorized Officer”) be, and they each hereby are, authorized and directed to make and execute, a Certificate of Ownership and Merger pursuant to Section 253 of the DGCL, setting forth a copy of the resolution to merge LodgeNet Interactive with and into the Company and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware; and
     RESOLVED, that the Authorized Officers of the Company be, and they hereby are, authorized and directed to do all acts and things whatsoever,

whether within or without the State of Delaware, which may be in any way necessary or proper to effect the foregoing.
     FOURTH, That LodgeNet Entertainment Corporation shall be the Surviving Corporation, and the name of such Surviving Corporation shall be changed to “LodgeNet Interactive Corporation”.
     FIFTH, That the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation, amended only to the extent to change the name of the Company to “LodgeNet Interactive Corporation”.
[Remainder of page is blank.]

     IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be signed as of the 15th day of January, 2008.

LODGENET ENTERTAINMENT CORPORATION
By:	/s/ Scott C. Petersen
	Name:	Scott C. Petersen
	Title:	President and Chief Executive Officer

3